DFA INVESTMENT DIMENSIONS GROUP INC.

Sub-Item 77I: Terms of New Securities

(b) Effective March 29, 2008, the U.S. Large Company Portfolio, DFA One-Year Fixed Income Portfolio, DFA Five-Year Government Portfolio, DFA Intermediate Government Fixed Income Portfolio, DFA Five-Year Global Fixed Income Portfolio, Large Cap International Portfolio, U.S. Small Cap Portfolio, U.S. Large Cap Value Portfolio, DFA Real Estate Securities Portfolio, Emerging Markets Portfolio, Enhanced U.S. Large Company Portfolio, DFA Two-Year Global Fixed Income Portfolio, International Small Company Portfolio, U.S. Targeted Value Portfolio, Emerging Markets Value Portfolio, Emerging Markets Core Equity Portfolio, U.S. Core Equity 1 Portfolio, U.S. Core Equity 2 Portfolio, U.S. Vector Equity Portfolio, International Core Equity Portfolio, DFA Inflation-Protected Securities Portfolio, and DFA International Real Estate Securities Portfolio commenced offering Class R1 and Class R2 Shares. The terms of Class R1 and Class R2 Shares of these Funds are described in Post-Effective Amendment No. 103 to the Fund's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on March 28, 2008 (Accession No. 0001193125-08-069139).